Exhibit 99.1

Greenbacker Renewable Energy Company LLC Acquires a Controlling Interest in a $19.75 million Solar Portfolio

New York, NY – On the heels of a recent $25 million wind investment, Greenbacker Renewable Energy Company LLC (“Greenbacker”) announced today that through a wholly-owned subsidiary it acquired a controlling interest in a 12.1 MW portfolio of 1,611 solar systems from a subsidiary of OneRoof Energy, Inc. (“OneRoof”) for approximately $19,750,000 (“Greenbacker Residential Portfolio #1”). The systems are located on residential rooftops across seven states, including California, New Jersey, Massachusetts, Maryland, New York, Hawaii and Connecticut. Under the terms of the transaction, Greenbacker was appointed the managing member of Greenbacker Residential Portfolio #1 and OneRoof will retain a residual interest and continue to perform general operation and maintenance functions. All of the energy generated by the systems will be sold under twenty-year power purchase agreements to residential customers who on average have a FICO Score Rating of Very Good (between 740 and 799).

“Adding a large residential rooftop solar portfolio in partnership with OneRoof, who maintains an ongoing minority stake in the portfolio, adds significant diversification to Greenbacker’s current portfolio of solar and wind assets.” stated Charles Wheeler, CEO of Greenbacker. “This segment of the market has become increasingly sophisticated and opportunities for securitization of these portfolios provide significant upside potential. As we continue to grow our portfolio of alternative energy assets, which now totals in excess of $100 million, we seek projects that will continue to broaden our revenue stream, providing more predictable returns for our investors.”

“This transaction is consistent with our current plan to utilize capital to support strategic growth under our Solar 2.0 model, which is focused on being a low cost, capital-light, residential solar fulfilment platform, focused on partnering with scalable and low-cost sales partners,” stated David Field, president and CEO of OneRoof. “We are pleased to be working with Greenbacker and to be supporting their already robust wind and solar portfolios.”

MVP Capital acted as the exclusive financial advisor to OneRoof in arranging this transaction.

About Greenbacker Renewable Energy Company

Greenbacker Renewable Energy Company LLC is a publicly registered, non-traded limited liability company that has acquired a diversified portfolio of income-producing renewable energy power plants, energy efficiency projects and other sustainable investments. Based in New York, New York, Greenbacker now operates in excess of 62 MW of operating solar and wind facilities throughout the United States and Canada.

About OneRoof Energy

OneRoof Energy, Inc., a wholly-owned subsidiary of OneRoof Energy Group, Inc., is a solar services provider dedicated to its “Solar 2.0” approach: an innovative model that enables consumer services companies in various verticals to sell residential solar while confidently relying on their solar partner for implementation. OneRoof uses its proven technology platform, big data and proprietary systems to help its partners reach out to their customers who can benefit from solar while building a channel into the home for 20 years. OneRoof provides its partners with customized, turn-key solutions, offering homeowners a suite of financing options, including traditional loan, lease and PPA financing together with system design, installation management and ongoing system monitoring and maintenance. OneRoof is based in San Diego, California, and serves residential customers in nine states: Arizona, California, Connecticut, Hawaii, Maryland, Massachusetts, New Jersey, New York and Pennsylvania with plans for additional expansion.

About MVP Capital

MVP Capital provides strategic and financial advisory services, including advising on mergers & acquisitions and equity and debt capital raises, to companies in the Renewable Energy, Telecom, Media and Technology industries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although Greenbacker believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Greenbacker undertakes no obligation to update any forward-looking statement contained herein to conform to actual results or changes in Greenbacker's expectations.

Media Contact:

David Sher

Director, Greenbacker Renewable Energy Company

917-309 -1234